FOR IMMEDIATE RELEASE

Contacts:
Julie Blunden
SunPower Corporation
408-240-5577

Manny Hernandez
SunPower Corporation
408-240-5560

SunPower Signs 2500 MW of Polysilicon Agreements

New Polysilicon Plant in Saudi Arabia to Support SunPower Agreements

SAN JOSE, Calif., Jan. 16, 2008– SunPower Corporation (Nasdaq: SPWR), a Silicon Valley-based manufacturer of high-efficiency solar cells, solar panels and solar systems, today announced that it has signed two polysilicon agreements to be supplied by a new polysilicon plant located in Saudia Arabia.  The two agreements will support in aggregate 2500 MW of solar cell production.

SunPower signed a polysilicon purchase agreement with NorSun AS and another with NorSun and its partners who are forming a joint venture company to construct a new polysilicon plant in Saudi Arabia.  Each agreement anticipates polysilicon delivery to begin in 2010 and extend through 2019.

“SunPower continues to develop new sources of polysilicon,” said PM Pai, chief operations officer of SunPower Corp.  “We are building a diverse portfolio of intermediate and long-term silicon supply contracts that support SunPower’s cost reduction roadmap.  Economies of scale in our supply chain, manufacturing and channel development will drive down installed solar system costs by 50 percent by 2012.”

About SunPower
SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar electric systems worldwide for residential, commercial and utility-scale power plant customers.  SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit www.sunpowercorp.com.  SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

FORWARD-LOOKING STATEMENT
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements that do not represent historical facts. SunPower uses words and phrases such as “to support,” “totaling,” “to construct,” “anticipates,” “will,” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, SunPower’s plans and expectations regarding (a) two polysilicon agreements totaling approximately 2500 megawatts of solar cell production to support the company’s manufacturing expansion plans; (b) NorSun AS and its partners forming a new joint venture to construct a new polysilicon plant in Saudi Arabia; (c)delivery of polysilicon under the agreements beginning in 2010 and extending through 2019; (d) economies of scale driving installed solar system costs lower by 50 percent by 2012.  These forward-looking statements are based on information available to SunPower as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond SunPower’s control. In particular, risks and uncertainties that could cause actual results to differ include (i) the joint venture participants’ successfully establishing a new joint venture company; (ii) the joint venture company’s ability to construct and operate a new manufacturing facility in Saudi Arabia; (iii) SunPower’s ability to ramp new production lines; (iv) SunPower’s ability to realize expected manufacturing efficiencies; (v) SunPower’s ability to reduce kerf loss and otherwise achieve anticipated reductions in silicon usage efficiency; (vi) production difficulties that could arise; (vii) the success of SunPower’s ongoing research and development efforts; (viii) SunPower’s ability to obtain adequate supply of polysilicon, ingots and wafers to manufacture its products and the price it pays for such materials; (ix) the price and availability of cells and solar panels; (x) business and economic conditions and growth trends in the solar power industry; (xi) the continuation of governmental and related economic incentives promoting the use of solar power; (xii) the potential renegotiation of or non-performance by parties to SunPower’s supply and customer contracts; (xiii) unforeseen manufacturing equipment delays at SunPower’s fabrication facilities and panel factories; and (xiv) other risks described in SunPower’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and other filings with the Securities Exchange Commission.  These forward-looking statements should not be relied upon as representing SunPower’s views as of any subsequent date, and SunPower is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp.  All other trademarks are the property of their respective owners.